Exhibit 23 - Consent of Independent Auditors



         We consent to the incorporation by reference in this Current Report on Form 8-K of The St. Paul Companies, Inc. of our report dated February 20, 1998, included in USF&G Corporation's Current Report on Form 8-K dated February 26, 1998.

         We consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 2-69894, No. 33-15392, No. 33- 20516, No.
33- 23446, No. 33-23948, No. 33-24220, No. 33-24575, No. 33-26923, No. 33-49273,
No. 33-56987, No. 333-01065, No. 333-22329, No. 333-25203, No. 333-28915 and No.
333- 48121), Form S-3 (SEC File No. 33-33931, No. 33-50115, No. 33-58491 and No.
333- 06465) and Form S-4 (SEC File No. 333-47007) of The St. Paul Companies, Inc., of our report dated February 20, 1998 with respect to the consolidated financial statements of USF&G Corporation included or incorporated by reference in this Current Report on Form 8-K.


                                             /s/ ERNST & YOUNG LLP


Baltimore, Maryland
April 24, 1998